UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686

Las Vegas, NV 89119-8686

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to Form 8-K amends the Form 8-K that Mikohn Gaming Corporation, a Nevada corporation doing business as Progressive Gaming International Corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2005. Pursuant to a routine review of the Company’s application for confidential treatment of portions of (i) the Binding Memorandum of Understanding dated June 13, 2005 between the Company and IGT (the “M.O.U.”) and (ii) the Product Development and Integration Agreement dated June 13, 2005 between the Company, Shuffle Master, Inc. and IGT (the “Three-Party Agreement” and together with the “M.O.U.”, the “Agreements”), the SEC has asked the Company to re-file the Agreements to include certain information that was previously omitted pursuant to an application for confidential treatment and to include the exhibits to the Three-Party Agreement.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1*	Binding Memorandum of Understanding dated June 13, 2003 between the Registrant and IGT.

99.3*	Product Development and Integration Agreement dated June 13, 2003 between the Registrant, Shuffle Master, Inc. and IGT.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: August 8, 2005	/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

99.1*	Binding Memorandum of Understanding dated June 13, 2003 between the Registrant and IGT.

99.3*	Product Development and Integration Agreement dated June 13, 2003 between the Registrant, Shuffle Master, Inc. and IGT.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.